GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

     Guidelines For Determining The Proper Name And Identification Number to Give The Payer.-Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the name and number to give the payer.

---------------------------------------------------------  ------------------------------------------------------------
                                                                                                 Give the name and
                               Give the name and                                                 EMPLOYER
                               SOCIAL SECURITY                                                   IDENTIFICATION
For this type of account       number of-                   For this type of account             number of-
---------------------------------------------------------  ------------------------------------------------------------
1.  Individual                 The individual               6.   Sole proprietorship             The owner(3)

2.  Two or more                The actual owner of          7.   A valid trust, estate or        Legal entity(4)
    individuals (joint         the account or, if                pension trust
    account                    combined funds, the
                               first individual on          8.   Corporate                       The corporation
                               the account

                                                            9.   Association, club,              The organization
3.  Custodian account of a     The minor(2)                      religious, charitable,
    minor (Uniform Gift to                                       educational or other tax-
    Minors Act)                                                  exempt organization

4.  a.   The usual             The grantor-trustee(1)       10.  Partnership                     The partnership
    revocable savings trust
    account (grantor is                                     11.  A broker or registered          The broker or
    also trustee)                                                nominee                         nominee

    b.   So-called trust       The actual owner(1)          12.  Account with the                The public entity
    account that is not a                                        Department of Agriculture
    legal or valid trust                                         in the name of a public
    under state law                                              entity (such as a state or
                                                                 local government, school
5.   Sole proprietorship       The owner(3)                      district or prison) that
                                                                 receives agricultural
                                                                 program payments
---------------------------------------------------------  ------------------------------------------------------------

(1)       List first and circle the name of the person whose number you furnish.  If only one person on a joint account has a social security number, that person's number must be furnished.

(2)       Circle the minor's name and furnish the minor's social security number.

(3)       You must show your  individual  name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number.

(4)       List first and circle the name of the legal trust,  estate or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note:     If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.


             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     Page 2


OBTAINING  A NUMBER                           For  interest and  dividends,  all
     If  you  don't  have  a  taxpayer   listed  payees  are  exempt  except the
identification  number,  apply for one   payee   in   item   (9).   For   broker
immediately.  To  apply  for a  social   transactions,  payees  listed  in items
security  number,  get Form  SS-5 from   (1)   through   (13)   and   a   person
your local Social Security registered under the Investment Administration office. Get Form SS-4 Advisers Act of 1940 who regularly act
to    apply     for    an     employer   as a broker are exempt.
identification  number.  You  can  get
Form  SS-4  from  the  IRS by  calling        Exempt  payees   described   above
1-800-TAX-FORM (1-800-829-3676).         should file Form W-9 to avoid  possible
                                         erroneous backup  withholding.  FURNISH
Payees Exempt From Backup Withholding    YOUR  TAXPAYER  IDENTIFICATION  NUMBER,
     The following is a list of payees WRITE "EXEMPT" IN PART II OF THE FORM, specifically exempted from backup SIGN AND DATE THE FORM AND RETURN IT TO
withholding:                             THE  PAYER.  If you  are a  nonresident
(1) An organization exempt from tax alien or a foreign entity not subject under section 501(a), or an IRA to backup withholding, give the payer a or a custodian account under completed Form W-8, Certificate of
     section  403(b)(7) if the account   Foreign Status.
     satisfies  the   requirements  of
     section 401(f)                           Privacy Act  Notice.-Section  6109
                                         requires  most  recipients of dividend,
(2) The United States or of any interest or other payments to give agencies or instrumentalities. taxpayer identification numbers of payers who must report the  payments to
(3)  A   state,    the   District   of   the IRS.  The IRS uses the  numbers for
     Columbia, a possession of the identification purposes and to help United States, or any of their verify the accuracy of your return. The
     subdivisions                   or   IRS may also provide  this  information
     instrumentalities.                  to  the   Department   of  Justice  for
                                         criminal  and civil  litigation  and to
(4) A foreign government or any of cities, states and the District of its political subdivisions, Columbia to carry out their tax laws. agencies or instrumentalities. Payers must be given the numbers whether or not  recipients are required
(5) An international organization or to file tax returns. Payers must any of its agencies or generally withhold 31 percent of
     instrumentalities.                  taxable interest,  dividend and certain
                                         other  payments to a payee who does not
(6)  A corporation.                      furnish   a   taxpayer   identification
                                         number  to a payer.  Certain  penalties
(7) A foreign central bank of issue.     may also apply.

(8)  A   dealer   in   securities   or   Penalties
     commodities  required to register
     in  the   United   States   or  a        (1)  Failure To  Furnish  Taxpayer
     possession of the United States.    Identification  Number.-If  you fail to
                                         furnish    your    correct     taxpayer
(9) A futures commission merchant identification number to a payer, you registered with the Commodity are subject to a penalty of $50 for
     Futures Trading  Commission         each such  failure  unless your failure
                                         is due to  reasonable  cause and not to
(10) A real estate investment trust.     willful neglect.

(11) An entity registered at all times        (2)   Civil   Penalty   For  False
     during the tax year under the Information With Respect To Investment Company Act of 1940. Withholding.-If you make a false
                                         statement  with  no  reasonable   basis
(12) A common trust fund operated by a   which   results  in  no  imposition  of
     bank under section 584(a).          backup withholding,  you are subject to
                                         a penalty of $500.
(13) A financial institution.
                                              (3)    Criminal     Penalty    For
(14) A   middleman    known   in   the   Falsifying  Information.   -  Willfully
     investment community as a nominee   falsifying       certifications      or
     or listed in the most recent affirmations may subject you to publication of the American criminal penalties including fines
     Society of Corporate Secretaries,   and/or imprisonment.
     Inc., Nominee List.
                                              FOR ADDITIONAL INFORMATION CONTACT
(15) A trust  exempt  from  tax  under   YOUR  TAX  CONSULTANT  OR THE  INTERNAL
     section  664  or   described   in   REVENUE SERVICE.
     section 4947.